EXHIBIT 24.1
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                               POWER OF ATTORNEY





                  BE IT KNOWN TO ALL BY THESE PRESENTS, that I, BRUCE WASSERSTEIN, hereby make, constitute and appoint ELLIS B. JONES as my agent and attorney-in-fact for the purpose of executing in my name, in my personal capacity, all documents relating to filings with the United States Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder relating to the beneficial ownership of securities in which Cypress Capital Advisors, LLC, Wasserstein & Co., LP, Wasserstein Holdings, LLC or any of their affiliates has an interest, which documents include, without limitation: (a) any acquisition statements on Schedule 13D or Schedule 13G and any amendments thereto and (b) any joint filing agreements pursuant to Rule 13d-1(k).

                  This power of attorney shall be valid from the date hereof until revoked by me.

                  IN WITNESS WHEREOF, I have executed this instrument as of the 28 day of May, 2002.



                                   /s/ Bruce Wasserstein
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                                   BRUCE WASSERSTEIN